                                                                    EXHIBIT 3.19

                            CERTIFICATE OF FORMATION
                                       OF
                               MC COLORADO, L.L.C.

      This Certificate of Formation of MC Colorado, L.L.C. (the "Company"), dated as of March 16, 2000, is being duly executed and filed by Madera Components of Colorado, Inc., a Colorado corporation, the sole member of the Company, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. Section 18-101, et seq.).

      1. Name. The name of the limited liability company formed hereby is MC Colorado, LLC.

      2. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, The City of Wilmington, County of New Castle, Delaware.

      3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, The City of Wilmington, County of New Castle, Delaware.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first-above written.

                                        MADERA COMPONENTS OF COLORADO, INC.,
                                        a Colorado corporation, Sole Member

                                        By: /s/ Frank Robert Singh
                                            ----------------------
                                                Frank Robert Singh
                                        Title: President

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 03/16/2000
                                                             001134081 - 3195448

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 05/05/2000
                                                             001231129 - 3195448

                               MC COLORADO, L.L.C.

                            CERTIFICATE OF AMENDMENT
                                       OF
                            CERTIFICATE OF FORMATION

      Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, Builders FirstSource-Colorado Group, Inc., sole member of MC Colorado, L.L.C., a Delaware limited liability company (the "Limited Liability Company"), hereby certifies as follows:

      1. The Certificate of Formation of the Limited Liability Company is amended in the following manner:

            Paragraph 1. of the Limited Liability Company's Certificate of Formation is hereby amended so that it will hereafter read as follows:

                                    "1. Name.

            The name of the limited liability company is Builders FirstSource-Colorado, LLC. "

      IN WITNESS WHEREOF, the Limited Liability Company has caused this Certificate of Amendment to be executed as of the 5th day of May, 2000.

                                         BUILDERS FIRSTSOURCE-COLORADO
                                         GROUP, INC., sole member

                                         By: /s/ Donald F. McAleenan
                                             -----------------------
                                                Donald F. McAleenan
                                                Senior Vice President